Exhibit 99.2

Prospectus Supplement dated August 22, 2014
(To Prospectus dated September 30, 2011)

Connecticut Water Service, Inc.
Amended and Restated Dividend Reinvestment and Common Stock Purchase Plan

To Persons Eligible to Participate in the Connecticut Water Service, Inc.’s Amended and Restated Dividend Reinvestment and Common Stock Purchase Plan (the “Plan ”):
This is a prospectus supplement to the Prospectus dated September 30, 2011 (the “Prospectus”).

Change of Agent
Connecticut Water Service, Inc. appointed Broadridge Corporate Issuer Solutions, Inc., as its new Transfer Agent, Registrar, and Administrator of the Plan (the “Agent”), effective August 22, 2014. Broadridge Corporate Issuer Solutions, Inc. replaces Registrar and Transfer Company as Agent of the Plan. As a result, all references in the Prospectus to Registrar and Transfer Company or Administrator are changed to Broadridge Corporate Issuer Solutions, Inc. The Broadridge DTC FAST number is #50054.

Inquiries about the Plan or your participation in the Plan:

For information about the Plan, your participation in the Plan or shares in your account, you may contact the Agent in any of the following ways:

Written
Inquiries:

Broadridge Corporate Issuer Solutions
P.O. Box 1342
Brentwood, NY 11717

Overnight
Mail:

Broadridge Corporate Issuer Solutions
1155 Long Island Avenue
Edgewood, NY 11717

Telephone
Inquiries:

888-205-0681 or 720-358-3608 (international)

Email: shareholder@broadridge.com

Website: http://shareholder.broadridge.com/ctwater

Investors should retain this Supplement for future reference.

Prospectus Supplement dated August 22, 2014
(To Prospectus dated September 30, 2011)

Connecticut Water Service, Inc.
Amended and Restated Dividend Reinvestment and Common Stock Purchase Plan

To Persons Eligible to Participate in the Connecticut Water Service, Inc.’s Amended and Restated Dividend Reinvestment and Common Stock Purchase Plan (the “Plan ”):
This is a prospectus supplement to the Prospectus dated September 30, 2011 (the “Prospectus”).

PARTICIPATION
With the change of agent to Broadridge Corporate Issuer Solutions, certain Service Level Agreements have been amended. Accordingly, Items 6, 8, 14-15, 18-20, 26 and 28-31 of the Prospectus are revised to read as follows:

6. When may a shareholder, Customer or Employee join the Plan?

If the Authorization Form is received less than 5 business days prior to the record date for determining the holders of Common Stock entitled to the next dividend, the Participant will be enrolled as of the next dividend payment date and reinvestment of dividends will commence with the next dividend. The record dates for dividends are normally on or around the 1st day of March, June, September, and December and the dividend payment dates are normally on the 15th day of said months.

The “Investment Date” with respect to reinvestment of dividends will normally be the dividend payment date. The “Investment Date” with respect to purchases of additional shares of Common Stock with funds provided by optional cash payments will be the “Optional Cash Investment Date” which will normally be the fifteenth (15th) day of each month. If such a day falls on a Saturday, Sunday or other day on which the Nasdaq Stock Market, LLC is closed, or on which trading is suspended, the Investment Date (and when applicable the dividend payment date) will normally be the next trading day.

If the Authorization Form is received by the Agent less than 5 days prior to the record date for the next dividend, the Participant's enrollment will not start until the second succeeding dividend payment date. For example, in order to invest the quarterly dividend expected to be payable on March 15th to shareholders of record on March 1st, or to have optional cash payments received with an Authorization Form invested on or around March 15th, a Participant's Authorization Form must be received by the Agent no later than February 24th. If the Authorization Form is received after February 24th, the dividend payable on March l5th will be paid in cash and the Participant's reinvestment of dividends will commence with the next dividend payment date (expected to be June 15th).

Optional cash payments may be made when enrolling by enclosing with the Authorization Form a check payable to Broadridge Corporate Issuer Solutions. (See Questions 14 and 15.)

8. May a Participant change the method of participation after enrollment?

Yes. If a Participant after enrollment wishes to change his or her method of participation, an additional Authorization Form must be executed and returned to the Agent as specified in Question 5. Participants who wish to change the percentage of dividends reinvested with respect to shares registered in their names must also execute and return to the Agent an additional Authorization Form. If a Participant changes the percentage of his or her dividends that is to be reinvested with respect to shares registered in his or her name by submitting a later-dated Authorization Form, the later-dated Authorization Form must be received 5 business days prior to the record date for the next dividend in order for the updated Authorization Form to take effect as of the next dividend payment date. If the updated Authorization Form is received after the record date for the next dividend, the percentage of such dividends reinvested on the next dividend payment date will be the percentage indicated on the original Authorization Form.

OPTIONAL CASH PAYMENTS AND INITIAL INVESTMENTS

14. How do optional cash payments work?

On each Optional Cash Investment Date as defined under Question 6 (or as soon as practicable thereafter) the Agent will apply all optional cash payments received at least five (5) business days prior to said Optional Cash Investment Date to the purchase of additional shares of Common Stock. All optional cash payments are considered final and will be invested as scheduled. Each optional cash payment must be at least $25 and optional cash payments may not exceed $3,333 in any month. Provisions applicable to foreign Participants are set forth under Question 39.

15. How are optional cash payments and initial investments made?

More than one optional cash payment may be made in each month, but the aggregate of such payments may not be more than $3,333 in any period between Optional Cash Investment Dates. Once the limit has been reached, all subsequent optional cash payments will be returned to the participant. For purposes of this limitation, all Plan accounts under common control or management will be aggregated and deemed to be one account. The Agent will purchase as many whole shares and fractional shares (computed to four decimal places) of Common Stock as can be purchased with the amount submitted.

18. How can optional cash payments be made?

(b)     Automatic Deductions from a Bank Account. Optional monthly cash purchases of a specified amount (not less than $25 or more than $3,333 per month) can be made automatically by electric funds transfer from a predesignated U.S. bank account. The predesignated bank must be a member of the Automated Clearing House (ACH) system in order to participate.

To initiate automatic monthly deductions, a Participant must complete and sign an Automatic Deduction Form and return it to the Agent with the requested information. Forms will be processed and will become effective as promptly as practicable. To be effective with respect to a particular Optional Cash Investment Date, completed forms must be received by the Agent at least twenty-five (25) days prior to that Optional Cash Investment Date. The Agent will make the necessary arrangements with the Participant's bank to deduct the authorized amount on or about the 1st business day of the month.

(c)    Optional cash payments can also be made via bank draft or scheduled for automatic monthly deductions online via the shareholder portal by visiting http://shareholder.broadridge.com/ctwater. Follow the on screen instructions in order to gain access to your account.

Once automatic monthly deductions commence, funds in the amount elected by the Participant will be drawn from the Participant's designated bank account on or about the 1st business day preceding the Optional Cash Investment

Date and will be invested in Common Stock beginning on that Optional Cash Investment Date. A Participant will not be required to write any additional checks or mail any additional forms.

19. Are there any expenses to Participants in connection with purchases under the Plan?

There are no brokerage fees when shares are purchased under the Plan. Additionally, all general costs of administration of the Plan are to be paid by the Company. However, if a Participant requests that the Agent sell any of the shares credited to such Participant's account under the Plan, the Participant will pay a flat fee of $15 per sale See Questions 28 and 29 regarding fees assessed for sales of Common Stock; Question 28 regarding charges for withdrawal from the Plan; and Question 25 regarding fees for maintaining an IRA account under the Plan.

Any brokerage commission and services charges paid by the Company on a Participant's behalf will constitute dividend income. The Agent will include such amounts, if any, on any annual information return filed with the Internal Revenue Service, a copy of which will be mailed to the Participant.

SAFEKEEPING

20. How can Participants deposit stock certificates with the Agent for safekeeping?

Participants who wish to avail themselves of the safekeeping feature of the Plan should mail their certificates to Broadridge Corporate Issuer Solutions, 1155 Long Island Avenue, Edgewood, NY 11717. Certificates should be sent by registered or certified mail, return receipt requested, accompanied by a completed Authorization Form specifying that (i) the shares are furnished for safekeeping, and (ii) dividends on all or a portion of such shares are to be either reinvested pursuant to the Plan or paid in cash.

CERTIFICATE FOR SHARES

26. Will certificates be issued for shares of Common Stock purchased?

Normally, certificates for shares of Common Stock purchased under the Plan will not be issued to Participants. The number of shares credited to an account under the Plan and the number of shares deposited by a Participant with the Agent for safekeeping will be shown on the Participant's statement of account. This service protects against loss, theft, or destruction of share certificates.

Upon written request of a Participant to the Agent, certificates representing any number of whole shares credited to his or her account under the Plan will be issued to him or her, even though such Participant wishes to remain in the Plan, upon payment of a $10.00 administration fee. Withdrawal of shares in certificate form in no way affects dividend investment. A new certificate will be mailed to a Participant promptly after receipt of the request by the Agent. In such event, any remaining full shares for which certificates are not requested and any fractional shares will continue to be credited to the Participant's account under the Plan.

If a Participant's request is received less than five (5) business days prior to a cash dividend record date, that cash dividend will be reinvested for the Participant's account and the certificate withdrawal will be processed thereafter. Certificates for fractional shares will not be issued under any circumstances.

28. May a Participant sell shares in his or her Plan account?

Participants may request the Agent to sell any number of whole shares held in their Plan accounts by giving written instructions to the Agent. Such instructions may be delivered via handwritten request to, faxed to the Agent's attention at facsimile no. (215) 553-5402, or submitted through Broadridge’s Shareholder Portal. The Agent will make the sale as promptly as practicable, and in no event later than 10 business days following receipt of the request. The Participant will receive the proceeds, less an administrative fee of $15.00 per transaction payable to the Agent when selling shares. Net proceeds of shares sold through the Plan will be paid to the Participant by check or ACH. No check will be mailed prior to settlement, which typically occurs three (3) business days after the sale of shares.

No Participant shall have the authority or power to direct the date or price at which Common Stock may be sold. Requests must indicate the number of shares to be sold and not the dollar amount to be attained. Any request that does not clearly indicate the number of shares to be sold will be returned to the Participant with no action taken. A request to sell all shares held in a Participant's account will be treated as a withdrawal from the Plan. See "Withdrawal and Transfer" below.

Withdrawal and Transfer

29. How does a Participant withdraw from the Plan?

In order to withdraw from the Plan, a Participant must notify the Agent in writing that he or she wishes to withdraw. Participants' requests to withdraw from the Plan will not be processed between a dividend record date and a dividend payable date. Participants will be charged an administrative fee of $35.00 per transaction when withdrawing shares from the Plan. If the fee is not paid by the Participant concurrently with the request for withdrawal, the Agent may sell shares to satisfy such charges. When a Participant withdraws from the Plan or upon termination of the Plan by the Company, certificates for whole shares credited to the Participant's account under the Plan will be issued and cash will be remitted for any fractional share. If, upon withdrawal from the Plan, the Participant desires to sell all shares credited to his or her account under the Plan, such desire must be specified in his or her request to the Agent for withdrawal. If the Participant requests such sale or a sale is necessary to pay the withdrawal charge, the sale will be made by the Agent at the market price at the time of sale, within ten (10) trading days after receipt of the request. The Participant will receive the proceeds of the sale less the $15.00 administrative fee. (See Question 28.)

30. When may a Participant withdraw from the Plan?

A Participant may cancel and will be deemed to have canceled his or her reinvestment of dividends as of an Investment Date if written notice of withdrawal from the Plan is received by the Agent at least 5 days prior to the record date of the dividend (see question 6) . All subsequent dividends will be paid in cash to the shareholder unless he or she re-enrolls in the Plan pursuant to the procedures outlined in Questions 5 and 6. If notice of said withdrawal is received by the Agent less than 5 days prior to record date with respect to reinvestment of dividends, any dividends paid on said payment date will be invested for the Participant's account.

If notice of said withdrawal is received by the Agent prior to an Optional Cash Investment Date any optional cash payments received will be invested for the Participant's account on said Optional Cash Investment Date. The next dividend and all subsequent dividends will be paid to such shareholder in cash unless he or she re-enrolls in the Plan pursuant to the procedures outlined in Questions 5 and 6.

31. What are the fees associated with participation in the Plan?

Participation in the Plan is subject to the payment by Participants of certain fees as outlined below:

Sales Fee	$15.00
Plan Termination/Withdrawal Fee	$35.00
Fee for Insufficient Funds or Rejected Automatic Deductions	$20.00
Certificate Issuance Fee	$10.00